EXHIBIT 10.3

CONVERSION AGREEMENT

This CONVERSION AGREEMENT (this “Agreement”), is entered into as of October 29, 2013, by and among ARNO THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the undersigned holders (each, a “Holder,” and collectively, the “Holders”) of the Company’s 8% Senior Convertible Debentures due 2015.

WHEREAS, the Company and the Holders are parties to that certain Securities Purchase Agreement dated November 26, 2012, as previously amended on December 13, 2012, and March 25, 2013 (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, the Company issued and sold to the Holders the Debentures (as defined in the Purchase Agreement) in the aggregate principal amount of $14,857,200, of which $14,824,905.90 in principal remains outstanding under the Debentures in the respective amounts set forth next to each Holder’s name on Schedule A attached hereto (the “Principal Amount”);

WHEREAS, in addition to the Debentures, the Company also issued and sold to the Holders those certain Series B Warrants (as defined in the Purchase Agreement) entitling the Holders to purchase an aggregate of 49,524,003 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on or prior to the 18-month anniversary of such warrants;

WHEREAS, concurrently with this Agreement, the Company is entering into a Securities Purchase Agreement (the “2013 Purchase Agreement”) pursuant to which the Company will sell to certain investors and certain investors will purchase from the Company shares of Common Stock and additional warrants to purchase Common Stock for an aggregate purchase price of at least $15 million (the “New Investment”), on the terms set forth in the 2013 Purchase Agreement;

WHEREAS, it is a condition to the investors’ obligation to make the New Investment that the Principal Amount and all accrued and unpaid interest owing under the Debentures be converted into shares of Common Stock; and

WHEREAS, as an inducement for the Holders to convert the Principal Amount and all accrued and unpaid interest into shares of Common Stock, the Company desires to (i) provide each Holder with one additional year of accrued interest on such Holder’s respective Principal Amount, the amounts of which are identified next to each Holder’s name on Annex A (the “Additional Interest”) (the Principal Amount, the accrued and unpaid interest thereon and Additional Interest are collectively referred to in this Agreement as the “Outstanding Debt”), and (ii) extend the termination date of the Series B Warrants (as defined in the Purchase Agreement) held by each Holder to October 31, 2014; and

WHEREAS, the Company and the Holders believe it is in their mutual best interest to effect the conversion of the Debentures and the extension of the term of the Series B Warrants on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the sufficiency of which are hereby acknowledged and intending to be legally bound hereby the parties agree as follows:

1.           Conversion; Warrant Amendment.

(a)          Conversion of Debentures. On the Closing Date (as defined in Section 2 below), the entire amount of each Holder’s respective Outstanding Debt shall automatically convert into a number of shares of Common Stock determined by dividing such Holder’s amount of Outstanding Debt by $2.40 (after giving effect to the 1-for-8 reverse split of the Common Stock to be effected as of October 29, 2013) (the “Conversion Shares”), as listed on Annex A attached hereto; provided, however, that the Company shall pay cash in lieu of any fractional Conversion Shares that would otherwise be issuable upon such conversion. Upon such conversion, the Outstanding Debt and all other obligations of the Company under the Debentures shall be deemed satisfied and discharged in full, and all of the Holders’ rights under the Debentures shall be terminated in their entirety.

(b)          Amendment of Series B Warrants. Effective upon the Closing, and without further action by the Company or any Holder, the Termination Date (as such term is defined in the Series B Warrants) shall be extended until October 31, 2014.

2.           Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 hereof, the conversion of the Debentures and the amendment of the Series B Warrant, as described in Section 1 of this Agreement, shall be effected (the “Closing”) at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402, or such other place to be specified by the Company and the Holders, on the date of, and simultaneously with, the closing of the New Investment (the “Closing Date”). At the Closing:

(a)          The Company shall deliver to each Holder and to the transfer agent and registrar for the Common Stock irrevocable instructions to issue the Conversion Shares in the form attached hereto as Annex B (the “Instruction Letter”); and

(b)          Each Holder shall surrender to the Company for cancellation its original Debenture(s).

3.           Liens; Security Interest. The parties acknowledge that the Outstanding Debt is not secured by any security interest in or other lien or encumbrance on any assets of the Company. To the extent that any security interest, lien, or other encumbrance is deemed to have arisen as a result of the Outstanding Debt, the parties agree that upon conversion of the Outstanding Debt that any such security interest, lien, or other encumbrance will automatically terminate and all rights will revert to the Company. The Holders hereby authorize the Company to file any documents or instruments requested by the Company in order to terminate any security interest, lien, or other encumbrance arising out of the Outstanding Debt and the Holders will execute and deliver to the Company such documents or instruments as the Company reasonably requests to evidence such termination.

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4.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders as follows:

(a)          Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Holders, constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)          Issuance of Conversion Shares. The Conversion Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens and shall not be subject to preemptive or similar rights of stockholders other than those which have been exercised or waived prior to the Closing Date. Assuming the accuracy of the representations and warranties of the Holders in this Agreement, the Conversion Shares will be issued in compliance with all applicable federal and state securities laws.

(c)          Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Conversion Shares by the Company under this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under (i) any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or any of its property is bound, where such conflict, violation or default is likely to result in a Material Adverse Effect, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or any of its property, where such conflict, violation or default is likely to result in a Material Adverse Effect, or (B) result in the creation or imposition of any lien upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution, delivery and performance of this Agreement, the valid issuance and sale of the Conversion Shares, other than such as have been made or obtained. “Material Adverse Effect” shall mean any of (a) a material and adverse effect on the legality, validity or enforceability of this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder, (b) a material and adverse effect on the results of operations, assets, business or financial condition of the Company, or (c) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

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5.           Representations and Warranties of the Holders. Each of the Holders, severally and not jointly, hereby represents and warrants to the Company as follows:

(a)          Organization; Authority. If not a natural person, the Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Holder. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)          Own Account. The Holder understands that the Conversion Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Holder represents that it is converting the Outstanding Debt into Conversion Shares as principal for its own account and not with a view to or for distributing or reselling such Conversion Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Conversion Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Conversion Shares (this representation and warranty not limiting the Holder’s right to sell the Conversion Shares pursuant to any registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. The Holder is acquiring the Conversion Shares hereunder in the ordinary course of its business.

(c)          Investor Status. The Holder is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)          Experience of the Holder. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective conversion of the Outstanding Debt into Conversion Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Conversion Shares and, at the present time, is able to afford a complete loss of such investment.

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6.           Conditions to the Holders’ Conversion Obligation. The obligation of the Holders hereunder to consummate the Conversion at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holders’ sole benefit and may be waived by the Holders at any time in their sole discretion by providing the Company with prior written notice thereof:

(a)          Issuance of Securities. The Company shall have delivered to the Holders the Instruction Letter.

(b)          2013 Purchase Agreement. The Company shall have delivered, or cause to be delivered, to the Holders a certificate executed by its Chief Executive Officer that the 2013 Purchase Agreement has been duly executed and delivered by all parties thereto and that the New Investment has been consummated.

(c)          Representations and Warranties. The representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(d)          Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

7.           Transfer Restrictions.

(a)          Compliance with Laws. Notwithstanding any other provision of this Agreement, the Holders covenant that the Conversion Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Conversion Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided that the Holders provide the Company with reasonable assurances (in the form of seller and broker representation letters) that the Conversion Shares may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Conversion Shares under the Securities Act.

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(b)          Legends. Certificates evidencing the Conversion Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

8.           Notices. All notices, requests, consents and other communications hereunder shall be in writing and delivered personally, by facsimile, pdf or sent by a nationally recognized overnight courier service. Any notices, requests, consents and other communications or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or by email transmission prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email transmission on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iv) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (v) upon actual receipt by the party to whom such notice is required to be given. Notices, requests, consents and other communications hereunder shall be addressed to the party and delivered to the respective addresses contained in the Purchase Agreement. For purposes of this Agreement, “Trading Day” shall mean a day on which the principal Trading Market is open for trading and “Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Markets, Inc. or the OTC Bulletin Board (or any successors to any of the foregoing).

9.           Legal Fees and Expenses. The parties shall pay their own fees and expenses in connection with this Agreement and the transactions contemplated hereby.

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10.         Amendments. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders holding at least two-thirds of the total Outstanding Debt as of the date of this Agreement or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

11.         Further Assurances. Each of the parties hereto shall use its reasonable best efforts to do all things necessary and advisable to make effective the transaction contemplated hereby and shall cooperate and take such action as may be reasonably requested by the other party in order in carry out fully the provisions and purposes of this Agreement and the transactions contemplated thereby.

12.         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13.         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Agreement, then, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and the Holders have executed this Conversion Agreement to be duly executed by their respective authorized signatures as of the date first indicated above.

ARNO THERAPEUTICS, INC.

By:	/s/ Glenn. R. Mattes
Name: Glenn R. Mattes
Title: President & Chief Executive Officer

Address for Notice:
Arno Therapeutics, Inc.
200 Route 31 North, Suite 104
Flemington, NJ 08822
Attn: Chief Executive Officer
Fax: (973) 267-0101

With a copy to (which shall not constitute notice):
Fredrikson & Byron P.A.
200 South 6th Street, Suite 4000
Minneapolis, MN 55402
Attn: Christopher J. Melsha, Esq.
Fax: (612) 492-7077

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR HOLDER FOLLOWS]

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[HOLDER SIGNATURE PAGES TO

ARNO THERAPEUTICS, INC. CONVERSION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Conversion Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Holder:

Address for Delivery of Securities to Holder (if not same as address for notice):

Conversion Amount (Outstanding Debt): _____________

Number of Shares to be acquired: _________________

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

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